Exhibit 99.4
Athlete’s Foot Brands, LLC
Balance Sheets

	September 30, 2006	September 30, 2006
	Unaudited	Unaudited
Assets
Current Assets:
Cash	$1,988,623	$1,908,307
Accounts receivable less allowance for doubtful accounts of $277,210 and $495,165 respectively	1,492,308	1,790,479
Other current assets	10,000	10,000

Total Current Assets	3,490,931	3,708,786

Goodwill	3,237,100	3,237,100
Other intangible assets net of amortization of $4,107,658 and $2,613,964, respectively
Trademarks	6,827,063	7,342,313
Franchise Agreements	14,067,279	14,989,723
License Agreements	182,000	238,000
Due from parent	—	3,886,498
Restricted cash	3,300,000	3,300,000

Total Assets	$31,104,373	$36,702,419

Liabilities & Equity (Deficit)
Current Liabilities:
Accrued expenses and other liabilities	$2,245,810	$2,488,797
Due to affiliates	—	2,888,472
Deferred franchise fees	675,398	428,719
Current portion of notes payable	3,909,127	2,735,209

Total Current Liabilities	6,830,335	8,541,197

Long Term Portion of Notes Payable	23,844,982	53,225,220
Capitalized Interest on Long Term Debt	—	4,861,369
Other Long Term Liabilities	30,700	30,700

Equity (Deficit):
Common stock, no par value, 100,000 shares authorized, issued and outstanding	—	—
Additional paid in capital	—	509,050
Equity	398,357	(30,465,118)

Total Equity (Deficit)	398,357	(29,956,068)

Total Liabilities & Equity	$31,104,373	$36,702,419

See notes to unaudited financial statements

Athlete’s Foot Brands, LLC
Income Statements

	September 30, 2006	September 30, 2005
	Unaudited	Unaudited
Revenues:
Franchise royalties & fees	$6,762,976	$6,519,978

Costs and expenses:
Management fees	1,908,908	1,796,501
Bad debt expense	186,113	177,500
Other expenses	608,626	500,025

	2,703,648	2,474,026

Amortization	1,120,270	1,120,244

Income from operations	$2,939,058	$2,925,708

Other expense (income):
Interest income	(167,283)	(52,305)
Other expenses		(691)
Interest expense	2,097,210	5,433,013
Foreign taxes	131,252	103,902

Net income (loss)	$877,879	$(2,558,212)

See notes to unaudited financial statements

Athlete’s Foot Brands, LLC
Statements of Cash Flows

	September 30, 2006	September 30, 2005
	Unaudited	Unaudited
Operating Activities
Net income (loss)	$877,879	$(2,558,212)
Adjustments:
Amortization	1,120,270	1,120,244
Accretion of note payable	—	40,064
Changes in operating assets and liabilities:
Accounts receivable	102,632	(390,443)
Bad debt expense	186,113	177,500
Accrued expenses and other liabilities	(138,731)	60,544
Due to affiliates	(289,811)	2,084,192
Deferred franchise fees	87,943	(48,717)

Total Adjustments	1,068,416	3,04,3385

Net cash provided by operating activities	1,946,295	485,174

Financing Activities

Payments on long term debt	(2,735,209)	—
Capitalization of interest on long term debt, including PIK interest	—	3,298,331
Due from Parent	—	(3,651,972)
	—	—

Net cash used by financing activities	(2,735,209)	(353,641)

Net increase (decrease) in cash	(788,914)	131,532
Cash at the beginning of the period	2,777,536	1,776,776

Cash at the end of the period	$1,988,623	$1,908,307

Cash paid for interest	$1,490,273	$1,377,915

Supplemental disclosure of non-cash items:
Forgiveness of intercompany balances recorded as an adjustment to member’s deficit	$1,452,850	$—

See notes to unaudited financial statements

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
Business and Organization
1. Basis of Presentation
Athlete’s Foot Brands, LLC (“Brands”) was formed as a bankruptcy remote Delaware corporation on July 25, 2003 and is a wholly-owned subsidiary of Athlete’s Foot Marketing Associates, LLC (“AFMA”). On December 30, 2005, Athlete’s Foot Brands, Inc., a Delaware Corporation, was converted to Athlete’s Foot Brands, LLC, a Delaware Limited Liability Company.
On August 25, 2003, as part of a $33 million private financing transaction (the “Securitization Transaction”), AFMA, the parent of Brands, contributed all of its rights in its trademarks, service marks, trade dress and other intellectual property and its interests in all existing franchise and license agreements to which it was a party in exchange for all of the capital stock of Brands. At the same time, AFMA entered into a management agreement with Brands under which AFMA agreed to provide all of the franchise sales, marketing, administration, training and support services that Brands is required to provide to its franchise owners for the operation of retail stores operating under “The Athlete’s Foot®” trademark and selling athletic footwear, soft goods and accessories.
On December 27, 2003, AFMA was acquired by Marketing Acquisition Corp., a Delaware corporation (“MAC”), pursuant to the terms and conditions of a Put and Purchase Agreement, by and between MAC and MFD, Inc., formerly known as The Athlete’s Foot Group, Inc., a Delaware corporation (“MFD”), which is ultimately a wholly-owned subsidiary of Rallye, S.A. of France. The aggregate purchase price was $60,672,475, consisting of cash of $1,100,000 paid to MFD, the issuance of a Note to Rallye with a fair value of $26,940,000 and the assumption of a long-term obligation of $32,632,475. The purchase price and related debt as it relates to Brands was “pushed down” on the balance sheet on December 27, 2003 and retained earnings at that date was eliminated since there was a complete change in control.
On December 9, 2004, The Athlete’s Foot Stores, LLC (“Stores”), a company controlled by Stores Acquisition, LLC, a related party, which operated 124 stores of Brands’ franchised stores, filed for protection under Chapter 11 of the Federal Bankruptcy Code. A portion of the stores open at the time of the Chapter 11 filing were closed immediately. The remaining stores operated for various periods of time in early 2005. Of the remaining stores, 32 were sold to new and existing franchisees and as a result, Brands will be receiving ongoing royalty fees beginning in 2005 from those 32 stores. The intangible assets were revalued as of this date and were written down at December 31, 2004 as a result of the Chapter 11 filing (see Athlete’s Foot Brands, LLC financial statements for the years ended December 31, 2005 and December 25, 2004).

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
1. Basis of Presentation (Continued)
Description of Business
Brands is privately owned , headquartered in Norcross, Georgia, and is a franchisor of athletic footwear retail stores which include 578 stores in 41 countries at June 30, 2006.
2. Summary of Significant Accounting Policies
Fiscal Year
The period ended September 30, 2005 included 40 weeks of operations. In December 2005, in connection with its conversion from an S Corporation to a Limited Liability Company, Brands adopted a December 31 year end and changed its name to Athlete’s Foot Brands, LLC.
Accounts Receivable
Accounts receivable consist of amounts management expects to collect from franchisees for royalties and franchise fees, net of allowance for doubtful accounts of $277,210 and $495,165 at September 30, 2006 and September 30, 2005, respectively. Management provides a reserve for probable uncollectible amounts based on its assessment of individual accounts. Accounts receivable are not collateralized.
Allocated Expenses
Brands’ U.S. headquarters does not have office space or furniture and equipment of its own. Administrative and support services are provided by AFMA. Expenses are allocated to the Company under guidelines documented in the Securitization Transaction.
Cash
Brands maintains cash balances with financial institutions, which at times may be in excess of the FDIC insurance limit.

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
2. Summary of Significant Accounting Policies (continued)
Restricted Cash
On August 25, 2003, Brands completed a $33,000,000 asset backed private Securitization Transaction. As part of the Securitization Transaction, ten percent of the original loan proceeds are required to be allocated to fund a liquidity reserve. The liquidity reserve can be utilized at the direction of the Trustee to make debt service payments, should royalty and initial franchise fee cash flows be inadequate to make scheduled debt payments. If funds from the liquidity reserve are used to make debt payments, the reserve will be replenished through future royalty and initial franchise fee cash flows. The balance of the liquidity reserve is held by the Trustee and can be utilized by the Trustee as described in Note 4. The restricted cash balance of the reserve at September 30, 2006 and September 30, 2005 was $3,300,000.
Goodwill and Other Intangible Assets
Goodwill and other intangible assets including trademarks, franchise agreements and license agreements, represent costs capitalized in connection with the management acquisition of Brands. Goodwill and other intangible assets are accounted for under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Goodwill is not amortized but is tested for impairment at least annually on December 31.
Other intangible assets consist of the following:

	September	September	Estimated
	2006	2005	Useful Lives
Trademarks	$8,244,000	$8,244,000	16 Years
Franchise agreements	16,604,000	16,604,000	18 Years
License agreements	336,000	336,000	6 Years

	25,184,000	25,184,000
Accumulated amortization	(4,107,658)	(2,613,964)

Other intangible assets, net	$21,076,342	$22,570,036

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
2. Summary of Significant Accounting Policies (continued)
The changes and carrying amount of other intangibles were as follows:

Balance, net as of September 30, 2005	$22,570,036
Amortization	(1,493,694)

Balance, net as of September 30, 2006	$21,076,342

Amortization expense of the intangibles is anticipated to be $1,494,000 per year from 2006 through 2009 and $1,438,000 in 2010.
Revenues
Franchise and licensing fee income is recognized when all initial services are substantially performed, which is considered to be upon the opening of the applicable franchisee’s store. Royalties from franchise operations are recorded as franchise revenues as the fees are earned and become receivable from the franchisee.
Use of Estimates
The preparation of financial statements is conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Income Taxes
Brands is a limited liability company at September 30, 2006. Its results are included in the consolidated federal and state income tax returns of AFMA. Accordingly, no federal or state income tax expense has been recorded in these statements.

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
3. Notes Payable
Brands completed a $33 million asset backed Securitization Transaction on August 25, 2003 in a private placement. The note payable accrues interest at a rate of 8% per annum. In addition, in connection with the Securitization Transaction, the holder of the note received a 10% participation interest in MAC. Beginning October 10, 2003, Brands was required to make quarterly principal and interest payments. The 10-year note payable matures on August 10, 2013, with all unpaid principal and accrued interest due on that date. The note payable also provides for a seven-year repayment option. As noted in Note 2, a $3.3 million liquidity reserve has been established in the event that Brands’ royalty and initial franchise fee cash flows are inadequate to make scheduled debt payments. In January 2005, an amendment to the note payable was signed which deferred the principal payments due for one year. The principal and interest payments from 2006 forward were recalculated and the interest on the note payable balance during the 2005 period for which no payments will be made plus a 4% premium was capitalized and will be repaid over the original note period beginning in 2006. The outstanding balance of the note was $27,754,109 and $30,169,531 at September 30, 2006 and September 30, 2005, respectively.
The note payable is collateralized by a first priority, perfected pledge and security interest in substantially all of Brands’ current and future assets. The note payable contains various covenants, the most restrictive of which is to maintain a debt service coverage ratio of 1.25 to 1 or less. At September 30, 2006 the company was in compliance with these covenants.
Upon the transfer of the trademarks and all rights under the trademarks, including all of the existing franchise agreements, as well as completing the asset-backed Securitization Transaction Brands entered into a Trustee Agreement with Wilmington Trust Company (the “Trustee”) providing for the Trustee to collect all current and future franchise royalty payments, franchise fee payments and license payment for the benefit of Brands. On the payment date of each quarter, the Trustee disburses collected funds from the previous quarter, an a priority basis as follows: to the lender (interest on notes plus principal payment (10 years) and principal payment (7 years)), to a broker (residual interest payment for deferred loan costs), to the Trustee (Trustee fee), to a backup manager (backup manager fee), to a servicer (base and secondary servicer’s fee), to a manager (management fee, management reimbursement amount, and manager’s costs), and to Brands (excess available funds).

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
3. Notes Payable (con’t)
AFMA financed the acquisition transaction with a note payable to MAC. MAC had a corresponding subordinated note payable to MFD (“MAC Note”) with a carrying value of $26.7 million and a stated amount of $27.5 million. The MAC Note was due over 10 years with interest at 11.5%, except that the first $500,000 of interest was permanently waived.
On December 31, 2005, as assignment agreement was made between MFD, Inc. and MAC under which MAC transferred a preferred equity interest in AFMA with a liquidation preference of $32,954,800 and a dividend rate of 11.5% in consideration for the cancellation of all obligations under the promissory note and the accrued interest payable under the note as of December 31, 2005. A gain of $31,463,817 was recorded as a result of the outstanding principal and capitalized interest on the MAC note being forgiven.
In connection with the sale in 2003, MFD received an option extending for 10 years to repurchase 19% of the stock of MAC in the event of an initial public offering, sale of AFMA or other liquidity event. At the end of 10 years, MAC must repurchase the option from MFD at fair market value at the time of repurchase less the option price of which $30,700 has been recorded on the balance sheet.
Aggregate maturities of long-term debt at September 30, 2006, are as follows:
Fiscal Year Ending In

2006	$948,448
2007	3,987,309
2008	4,315,992
2009	4,671,769
2010	5,056,871
2011	8,773,720

Total	$27,754,109

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
4. Accrued Expenses and Other Liabilities
A summary of accrued expenses and other liabilities is as follows:

	2006	2005
Interest	$1,389,672	$1,639,826
Fees related to loan	407,378	597,712
Accrued legal fees	423,476	238,709
Other Expense	25,284	12,550

Total	$2,245,810	$2,488,797

5. Franchise Information
The Company’s franchisees operate principally under the name “The Athlete’s Foot.” The following summarizes the significant changes related to the stores during the current year:

	September	September
	2006	2005
Franchises open beginning of period	624	586
Franchises opened during the period:
Domestic franchises	18	44
International franchises	33	12

Franchises closed during the period:
Domestic franchises	35	30
International franchises	46	19

Franchises open end of period	594	593

Athlete’s Foot Brands, LLC
Notes to Unaudited Financial Statements
6. Related Party Transactions
Management fees for the period ending September 30, 2006 and September 30, 2005 consisted of charges from AFMA.
Approximately $0 and $3,886,498 was due from AFMA at September 30, 2006 and September 30, 2005, respectively, and is classified as a non-current asset. In addition, amounts totaling $0 and $1,215,179, respectively were owed to Athlete’s Foot Marketing Europe and $0 and $1,603,294, respectively were owed to Marketing Support Fund, LLC, subsidiaries of AFMA, respectively as of September 30, 2006 and September 30, 2005.
Effective September 30, 2006 corporate resolutions were signed, forgiving the intercompany balance due from AFMA totaling $2,790,936 and the intercompany balance due to AFME totaling $1,307,486 and to MSF totaling $30,600. Accordingly an adjustment to member’s deficit of $1,452,850 was recorded.
7. Subsequent Events
On August 21, 2006, Aether Holdings, Inc., a Delaware corporation (“Aether”), NexCen Franchise Brands, Inc., a Delaware corporation and wholly owned subsidiary of the Aether (“NexCen Brands”), and NexCen Franchise Management, Inc., a Delaware corporation and wholly owned subsidiary of NexCen Brands (“NexCen Management,” and together with NexCen Brands, the “Purchasers”), entered into an Equity Interest and Purchase Agreement (the “Purchase Agreement”) with Athlete’s Foot Marketing Associates, LLC (“Seller”), Athlete’s Foot Brands, LLC (“Brands”), The Athlete’s Foot Marketing Support Fund, LLC (“Support Fund,” and together with Brands, the “AFB Companies”), Robert J. Corliss (“Corliss”), Donald Camacho (“Camacho”), Timothy Brannon (“Brannon”) and Martin Amschler (“Amschler,” and together with Corliss, Camacho and Brannon, the “Shareholders to acquire 100% of the AFB Companies. The closing of the transaction is anticipated to take place by November 6, 2006.